                                 Exhibit 11.1

                     Pacific Century Financial Corporation
             Statement Regarding Computation of Per Share Earnings
                            Years Ended December 31

                                                 Basic          Diluted
                                                 -----          -------
1997

Net Income                                        $139,488,000   $139,488,000
                                                  ============   ============
Daily Weighted Average Shares Outstanding           79,794,011     79,794,011
Shares Assumed Issued for Stock Options                      0      1,152,159
                                                  ------------   ------------
                                                    79,794,011     80,946,170
                                                  ============   ============
Earnings Per Share                                $       1.75   $       1.72
                                                  ============   ============


1996

Net Income                                        $133,124,000   $133,124,000
                                                  ============   ============
Daily Weighted Average Shares Outstanding           81,595,728     81,595,728
Shares Assumed Issued for Stock Options                      0        828,796
                                                  ------------   ------------
                                                    81,595,728     82,424,524
                                                  ============   ============
Earnings Per Share                                $       1.63   $       1.62
                                                  ============   ============


1995

Net Income                                        $121,800,000   $121,800,000
                                                  ============   ============
Daily Weighted Average Shares Outstanding           83,325,878     83,325,878
Shares Assumed Issued for Stock Options                      0        729,035
                                                  ------------   ------------
                                                    83,325,878     84,054,913
                                                  ============   ============
Earnings Per Share                                $       1.46   $       1.45
                                                  ============   ============